EXHIBIT 23.1
                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in the first amended Registration Statement of Caneum, Inc., a Nevada corporation, on Form S-2/A-1 of our report dated March 26, 2003, with respect to our audit of the financial statements of Caneum, Inc. (formerly SaiphT Corporation) (a development stage company) as of December 31, 2002 and 2001, and the period March 1, 2000 (inception) to December 31, 2002, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Bierwolf, Nilson & Associates
Bierwolf, Nilson & Associates

Salt Lake City, Utah
December 22, 2003